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Exhibit 5.1

KUTAK ROCK LLP SUITE 3100 1801 CALIFORNIA STREET DENVER, COLORADO 80202-2626 303-297-2400 FACSIMILE 303-292-7799 www.kutakrock.com	ATLANTA DES MOINES CHICAGO FAYETTEVILLE IRVINE KANSAS CITY LINCOLN LITTLE ROCK OKLAHOMA CITY OMAHA PASADENA RICHMOND SCOTTSDALE WASHINGTON WICHITA

September 9, 2004

Spirit Finance Corporation
14631 N. Scottsdale Road, Suite 200
Scottsdale, Arizona 85254

Ladies and Gentlemen:

        We are acting as special counsel to Spirit Finance Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-11, Registration No. 333-116408 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 37,404,862 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") may be sold by certain selling stockholders (each a "Selling Shareholder"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement;

  2.
  The Articles of Amendment and Restatement of the Company, as certified by the Secretary of Company on the date hereof as being complete, accurate and in effect;

  3.
  The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect; and

  4.
  Resolutions of the Board of Directors of the Company adopted by unanimous written consent as of October 31, 2003 and as of December 15, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the original issuance of the Shares and arrangements in connection thereunder.

        In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

        In giving this opinion we assumed:

  (a)
  the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

  (b)
  the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

  (c)
  the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

        This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that assuming receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors referred to in Paragraph 4 above, the Shares are validly issued, fully paid, and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                      Very truly yours,

                      /s/ Kutak Rock LLP

                      KUTAK ROCK LLP

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  Exhibit 5.1